SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2003

TELEMETRIX INC.
(Exact Name of Registrant as Specified in its Charter)

                            Delaware                                               0-14724                                                      59-3453156
                        (State of incorporation)                     (Commission File Number)                (IRS Employer Identification Number)

1225 Sage Street
Gering, Nebraska 69341
(Address of Principal Executive Offices)

308-436-4090
(Registrant’s Telephone Number)

ITEM 1 – CHANGES IN CONTROL OF REGISTRANT

None.

ITEM 2 – ACQUISITION OR DISPOSITION OF ASSETS

None.

ITEM 3 – BANKRUPTCY OR RECEIVERSHIP

None.

ITEM 4 – CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Pursuant to Item 304 of Regulation S-B the registrants states:

(a) (1) On March 3, 2003, the Registrant changed accountants from Erhardt, Keefe, Steiner, Hottman, P.C. to Stark Winter Schenkein & Co., LLP, 7535 East Hampden Ave., Suite 109, Denver, CO 80231.

         (i) The financial statements reported on by Erhardt, Keefe, Steiner, Hottman, P.C. were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years.;

         (ii) The decision to change accountants was approved by the Registrant's Board of Directors; and

         (iii) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years.

(B)	Not applicable;

(C)	Not applicable;

(D)	Not applicable; and

(E)	Not applicable.

         (2) On March 5, 2003, the Registrant engaged Stark Winter Schenkein & Co., LLP, as its independent accountants.

(i)	The Registrant did not consult with Stark Winter Schenkein & Co., LLP, its new independent accountants, regarding any matter prior to its engagement; and>

(ii)	Not applicable.

(3) The Registrant has provided to Erhardt, Keefe, Steiner, Hottman, P.C. its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Erhardt, Keefe, Steiner, Hottman, P.C. addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

(b) Not applicable.

Item 5. OTHER EVENTS.

The Company Board of Directors approved by corporate Resolution dated February 25, 2003 the appointment of Michael J. Tracy as Acting Chief Financial Officer effective that same date. Paul Zolman, previous acting Chief Financial Officer has relocated to South Carolina and expressed his desire to no longer act in the capacity of Acting Chief Financial Officer.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of business acquired.

         Not Applicable

         (b) Pro Forma financial information.

         Not Applicable

         (c) Index to Exhibits.

Exhibit Number 1. Description

Notice of a letter from Erhardt, Keefe, Steiner, Hottman, P.C. pursuant to Item 304(a)(3) of Regulation S-B

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEMETRIX INC. Date: March 5, 2003 /s/ Michael J. Tracy Michael J. Tracy President and CEO